Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2005 relating to the consolidated financial statements and financial statement schedule of JAMDAT Mobile Inc., which appears in  JAMDAT Mobile Inc. ’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Los Angeles, California
August 31, 2005